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                                                                      EXHIBIT 5

                           POLLET, RICHARDSON & PATEL
                                A LAW CORPORATION
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154

                                February 27, 2003

US Sino Gateway, Inc.
1215 West Imperial Highway, Suite 222
Brea, California 92021

            Re:        US-Sino Gateway, Inc.
                       REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

         We have acted as counsel for US-Sino Gateway, Inc., a California corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public sale of 7,000,033 shares of common stock offered in a public resale by certain Selling Security Holders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation, as amended, (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and facts as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that (i) the shares issuable by the Company pursuant to this Registration Statement will be validly issued, fully paid and nonassessable; and (ii) that the outstanding shares of common stock to be sold by the Selling Security Holders will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.



                               /S/ POLLET, RICHARDSON & PATEL
                                       A LAW CORPORATION
                               ___________________________________
                                   POLLET, RICHARDSON & PATEL
                                      A LAW CORPORATION



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